Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED

REVOLVING CREDIT AGREEMENT

Dated as of November 21, 2006

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (“Amendment No. 1”) is by and among FIRST COMMUNITY BANCORP, a corporation formed under the laws of the State of California (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), with a banking office at 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, and it amends and supplements that certain Amended and Restated Revolving Credit Agreement, dated as of August 3, 2006 (as amended to date, and as it may be further amended, restated or  otherwise modified from time to time, the “Credit Agreement”), by and between Borrower and Lender.

RECITAL

The parties desire to amend and supplement the Credit Agreement as provided below.

AGREEMENTS

In consideration of the Recital, the promises and agreements set forth in the Credit Agreement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Definitions and References.  Capitalized terms not otherwise defined herein have the meanings assigned in the Credit Agreement.  All references to the Credit Agreement contained in the Note, the Pledge Agreement and the other agreements, documents and instruments referred to in the Credit Agreement shall, upon fulfillment of the conditions specified in section 3 below, mean the Credit Agreement as amended by this Amendment No. 1.

2.             Amendments.  The Credit Agreement is amended as follows:

(a)           Section 2.1(a)(ii)(B) of the Credit Agreement is amended by deleting the percent “one and one-half percent (+1.50%)” therein and inserting the amount “nine hundredths of a percent (+0.90%)” in its place.

(b)           Section 2.1(a)(iii)(B) of the Credit Agreement is amended by deleting the percent “one and one-half percent (+1.50%)” therein and inserting the amount “one and one-quarter percent (+1.25%)” in its place.

(c)           Section 4.15 of the Credit Agreement is amended by deleting “Pacific Western National Bank” therein and inserting “Pacific Western Bank” in its place.

(d)           Section 5.11 of the Credit Agreement is amended by deleting “Pacific Western National Bank” therein and inserting “Pacific Western Bank” in its place.

(e)           Section 7.1(e) of the Credit Agreement is amended by deleting “Pacific Western National Bank” therein and inserting “Pacific Western Bank” in its place.

3.             Effectiveness of the Amendment.  This Amendment No. 1 shall become effective upon execution and delivery hereof by the parties and receipt by the Lender of:

(a)           an amendment to the Pledge Agreement, duly executed by Borrower and Lender;

(b)           the original stock certificates evidencing the Pledged Shares; and

(c)           stock power, duly executed in the blank.

4.             Limited Waiver.  Notwithstanding anything contained in the Credit Agreement to the contrary, Lender consents to (a) the conversion of Pacific Western Bank from a nationally chartered bank to a California state chartered bank under the name of “Pacific Western Bank”, (b) the withdrawal (and filing of notice with the Federal Reserve Bank of San Francisco) by Pacific Western Bank from the Federal Reserve System and becoming a “nonmember” bank, (c) the acquisition by Borrower of Community Bancorp, (d) the merger of Community National Bank into First National Bank, and (e) the merger of First National Bank into Pacific Western Bank.  Borrower agrees that except as set forth in the previous sentence, nothing contained herein shall be construed by Borrower as a waiver by Lender of Borrower’s compliance with each representation, warranty or covenant contained in the Credit Agreement and that no waiver of any provision of the Credit Agreement by Lender has occurred.  Borrower further agrees that, except as set forth in the first sentence of this Section 4, nothing contained herein shall impair the right of Lender to require strict performance by Borrower of the Credit Agreement.

5.             Representations and Warranties.  Borrower represents and warrants to Lender that:

(a)           The execution and delivery of this Amendment No. 1 (a) is within its corporate powers, (b) has been duly authorized by all proper corporate action, (c) has received any and all necessary governmental approvals; and (d) does not and will not contravene or conflict with any provision of law or charter or by-laws of Borrower or any agreement affecting Borrower or its property.  This Amendment No. 1 when executed and delivered will be, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms.

(b)           The representations and warranties contained in the Credit Agreement are correct and complete as of the date of this Amendment No. 1, and no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute an Unmatured Event of Default or Event of Default under the Credit Agreement.

6.             Miscellaneous.

(a)           Expenses and Fees. Borrower agrees to pay on demand all out-of-pocket costs and expenses paid or incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment No. 1, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the reasonable fees and expenses of Lender’s counsel.

(b)           Amendments and Waivers.  This Amendment No. 1 may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.

(c)           Headings.  The headings in this Amendment No. 1 are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment No. 1.

(d)           Affirmation.  Each party hereto affirms and acknowledges that the Credit Agreement as amended by this Amendment No. 1 remains in full force and effect in accordance with its terms.

(e)           Counterparts.  This Amendment No. 1 may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Amended and Restated Revolving Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

FIRST COMMUNITY BANCORP

By:	/s/ Victor R. Santoro
Victor R. Santoro, Executive Vice President
and Chief Financial Officer

Address for notices:

10250 Constellation Blvd., Suite 1640
Los Angeles, CA 90067
Attention: Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jon B. Beggs
Jon B. Beggs, Vice President

Signature Page to Amendment No. 1 to Amended and Restated Revolving Credit Agreement